SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|X| Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       MERRILL MERCHANTS BANCSHARES, INC.
                       ----------------------------------
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
|_| $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

       -------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
    5) Total fee paid:

       -------------------------------------------------------------------------
|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       -------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------
    3) Filing Party:

       -------------------------------------------------------------------------
    4) Date Filed:

                   [logo] Merrill Merchants Bancshares, Inc.






                                                              March 15, 1999


Dear Stockholder:

         You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Merrill Merchants Bancshares, Inc. (the "Company"), the holding company for Merrill Merchants Bank (the "Bank") which will be held on April 15, 1999 at 5:30 p.m. Eastern Standard Time at the Holiday Inn Civic Center, 500 Main Street, Bangor, Maine 04401 (the "Annual Meeting").

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of the Company and the Bank and you will have an opportunity to ask questions.

         The Board of Directors of the Company has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each of these matters.

         Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you cannot attend.

         On behalf of the Board of Directors and the employees of Merrill Merchants Bancshares, Inc. and Merrill Merchants Bank, we thank you for your continued support and look forward to seeing you at the Annual Meeting.


Sincerely yours,


/s/ Edwin N. Clift                                   /s/ William C. Bullock, Jr.

Edwin N. Clift                                       William C. Bullock, Jr.
President and Chief Executive Officer                Chairman

                       MERRILL MERCHANTS BANCSHARES, INC.
                                 201 MAIN STREET
                               BANGOR, MAINE 04401


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                            Date:    Thursday, April 15, 1999
                                            Time:    5:30 p.m., local time
                                           Place:    Holiday Inn Civic Center
                                                     500 Main Street
                                                     Bangor, Maine 04401


At our 1999 Annual Meeting, we will ask you to:

o Elect three directors to serve for a three-year term expiring at the 2002 annual meeting. The following three directors are the Board of Director's nominees:

     Dennis L. Shubert, M.D.  Frederick A. Oldenburg, Jr., M.D.  Perry B. Hansen

o Ratify the appointment of Berry, Dunn, McNeil & Parker as our independent auditors for the fiscal year ending December 31, 1999; and

o    Transact any other business as may properly come before the Annual Meeting.

         You may vote at the Annual Meeting if you were a stockholder of the Company at the close of business on February 26, 1999, the record date.



                                             By Order of the Board of Directors,

                                             /s/ Norman Minsky

                                             Norman Minsky,
                                             Clerk

Bangor, Maine
March 15, 1999





================================================================================
You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.
================================================================================

                               GENERAL INFORMATION

General

         We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled "Voting Rights."

         We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about March 15, 1999 to all stockholders entitled to vote. If you owned the Company's common stock ("Common Stock") at the close of business on February 26, 1999, the record date, you are entitled to vote at the Annual Meeting. As of January 31, 1999, there were 2,415,986 shares of Common Stock outstanding.

Quorum

           A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of Common Stock of the Company entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

Voting Rights

         You are entitled to one vote at the Annual Meeting for each share of the Company's Common Stock that you owned as of record at the close of business on February 26, 1999. The number of shares you own is listed on the proxy card.

         You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting.

         If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

Vote Required

Proposal 1:          The three nominees for director who receive the most votes
Elect Three          will be elected. So, if you do not vote for a nominee, or
Directors            you indicate "withhold authority" for any nominee on your
                     proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of directors.

Proposal 2:          The  affirmative vote of a majority of the shares present
Ratify Appointment   in person or by proxy at the Annual Meeting and entitled to
of Independent       vote on this proposal is required to ratify the appointment
Public Accountants   of Berry, Dunn, McNeil & Parker as the Company's
                     independent certified public accountants. So, if you
                     "abstain" from voting, it has the same effect as if you voted "against" this proposal.

Effect of Broker Non-Votes

         If your broker holds shares that you own in "street name," the broker may vote your shares on the two proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals, this will constitute a "broker non-vote." Here is the effect of a "broker non-vote":

o Proposal 1: Elect Three Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

o Proposal 2: Ratify Appointment of Independent Public Accountants. A broker non-vote would have no effect on the outcome of this proposal.

Confidential Voting Policy

         The Company maintains a policy of keeping stockholder votes confidential. We only let our Inspector of Election and certain employees of our trust department examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward any written comments that you may have to management.

Revoking Your Proxy

     You may revoke your proxy at any time before it is exercised by:

o    Filing with the Clerk of the Company a letter revoking the proxy;

o    Submitting another signed proxy with a later date; and

o Attending the Annual Meeting and voting in person, provided you file a written revocation with the Clerk of the Annual Meeting prior to the voting of such proxy.

         If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of the Company.

Solicitation of Proxies

     The Company will pay the costs of soliciting proxies from its stockholders. Directors, officers or employees of the Company and the Bank may solicit proxies by:

o    mail;

o    telephone; and

o    other forms of communication.

     We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-KSB

     If you would like a copy of our Annual Report on Form 10-KSB for the year ended December 31, 1998, as filed with the Securities and Exchange Commission ("SEC"), we will send you one (without exhibits) free of charge. Please write to:

     Deborah A. Jordan
     Treasurer
     Merrill Merchants Bancshares, Inc.
     201 Main Street
     Bangor, Maine 04401

Security Ownership of Certain Beneficial Owners  and Management

          The following table contains Common Stock ownership information for
(i) persons known to the Company to "beneficially own" 5% or more of the Company's Common Stock as of January 31, 1999; and (ii) each of the directors of the Company and Named Executive Officers of the Company and the Bank named elsewhere in this Proxy Statement. See "Information about Board of Directors and Management." In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same share. We obtained the information provided in the following table from filings with the SEC and with the Company. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.

                                                       Amount of           Percent of Shares
                      Name and Address                 Beneficial           of Common Stock
                    of Beneficial Owner                Ownership            Outstanding (1)
                    -------------------                ----------          ------------------

     The Bullock Family Trust (2) (3)                    226,044                    8.9%
     c/o William C. Bullock, Jr.
     44 Bald Hill Reach Road
     Orrington, Maine 04474

     William C. Bullock, Jr. (2) (3)                     226,044                    8.9%
     44 Bald Hill Reach Road
     Orrington, Maine 04474

     Perry B. Hansen (4)                                 188,974                    7.5%
     4521 Shadowbrook Court
     Bettendorf, Iowa 52922

     Edwin N. Clift (5)                                  119,889                    4.8%

     Leonard E. Minsky (6)                                77,320                    3.2%

     Joseph H. Cyr (7)                                    76,950                    3.2%

     Joseph Sewall (8)                                    75,151                    3.1%

     Dennis L. Shubert, M. D. (9)                         51,569                    2.1%

     Harold S. Wright (10)                                46,000                    1.9%

     Susan B. Singer (11)                                 42,103                    1.7%

     Norman Minsky (12)                                   39,534                    1.6%

     Frederick A. Oldenburg, Jr., M.D. (13)               29,818                    1.2%

     Number of shares owned by all directors
     and executive officers as a group                 1,214,814                   40.8%
     (21 persons) (14).

--------------------------
(1) The total number of shares of the Company's Common Stock outstanding on January 31, 1999 was 2,415,986.

(2) Includes 33,327 shares of Common Stock issuable upon the conversion of the Debentures, 77,760 shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and 6,856 shares of Common Stock issuable upon the exercise of stock options.

                                         (footnotes continued on following page)

(3)      Mr. Bullock is the trustee of The Bullock Family Trust.

(4) Includes 33,327 shares of Common Stock issuable upon the conversion of the Debentures, 66,645 shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and 13,122 shares of Common Stock issuable upon the exercise of stock options.

(5) Includes 22,212 shares of Common Stock issued upon the conversion of the Series A Preferred Stock and 54,474 shares of Common Stock issuable upon the exercise of stock options.

(6) Includes 5,950 shares of Common Stock held by The Norman Minsky Charitable Remainder Unitrust, of which Mr. Leonard Minsky is trustee.

(7)      Includes 72,000 shares of Common Stock held jointly with his spouse.

(8) Held in the name of James W. Sewall Co., of which Mr. Sewall holds an ownership interest.

(9) Includes 41,319 shares of Common Stock held by Walden Partnership, of which Dr. Shubert holds a controlling interest. Also includes 5,300 shares of Common Stock held in the name of Dr. Shubert's children, of which his spouse serves as Trustee.

(10) Includes 11,106 shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and 16,983 shares of Common Stock issuable upon the exercise of stock options.

(11) Includes 4,950 shares of Common Stock issuable upon the exercise of stock options.

(12) Includes 39,534 shares held in the name of GMM&S Associates, of which Norman Minsky owns a controlling interest.

(13) Includes 17,028 shares of Common Stock held under the name Penobscot Respiratory PA FBO Frederick A. Oldenburg, Jr.; 1,890 shares of Common Stock issuable upon the exercise of stock options; and 7,200 shares of Common Stock held by spouse and child.

(14) Includes 22,212 shares of Common Stock issuable upon the conversion of Series A Preferred Stock, and 200,010 shares of Common Stock issuable upon the exercise of stock options granted to the executive officers of the Bank. See Notes (1) through (13).

                  DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD


                   -----------------------------------------

                                  PROPOSAL (1)
                             ELECTION OF DIRECTORS

                   -----------------------------------------


General

     The Board has nominated three persons for election as directors at the Annual Meeting. Dr. Shubert and Mr. Hansen currently serve on the Company's Board of Directors. Dr. Oldenburg was nominated by the Board of Directors to replace Mr. Joseph Sewall, who is retiring from the Board of Directors upon the expiration of his term at the 1999 Annual Meeting. If you elect the nominees, they will hold office until the Annual Meeting in 2002, or until their successors have been elected.

     We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

Nominees, Continuing and Retiring Directors

                                                                              Position(s)
                                                       Term                    Held with                 Director
                                           Age(1)     Expires                 the Company                  Since
                                           ------     -------                 -----------                  ------
Nominees
--------
Perry B. Hansen                             51         1999                     Director                   1992
Frederick A. Oldenburg, Jr., M.D.           51         1999                     Director                    --
Dennis L. Shubert, M.D.                     51         1999                     Director                   1998

Continuing Directors
--------------------
William C. Bullock, Jr.                     62         2001         Director, Chairman of the Board        1992
Edwin N. Clift                              59         2001          Director, President and Chief         1992
                                                                           Executive Officer
Joseph H. Cyr                               58         2000                     Director                   1992
Leonard E. Minsky                           71         2000                     Director                   1992
Susan B. Singer                             49         2001                     Director                   1998
Harold S. Wright                            74         2000                     Director                   1992

Retiring Director
-----------------
Joseph Sewall                               76         1999                     Director                   1992

---------------------
(1)      As of December 31, 1998.

         The principal occupation and business experience of each nominee for election as director, each Continuing Director and Retiring Director is set forth below.

Nominees

         Perry B. Hansen has been a Director of the Company and the Bank since 1992. He was Chairman and Chief Executive Officer of The Rock Island Bank, Rock Island, Illinois, and had held those positions from 1985-1998. Prior to that time, he was the Chief Operating Officer and a director of Brenton First National Bank, Davenport, Iowa, which was a member of the sixteen bank Brenton Bank Holding Company. Presently he is an investor holding senior management positions in several privately held companies.

         Frederick A. Oldenburg, Jr., M.D. has served as a Director of the Bank since 1996. Since 1973, he has been a practicing physician, and since 1993, President and part owner of Penobscot Respiratory and also Director of Respiratory Care at St. Joseph Hospital in Bangor. He is a graduate of Dartmouth College and Case Western Reserve University Medical School. Dr. Oldenburg is president of the National Association for the Medical Direction of Respiratory Care.

         Dennis L. Shubert, M.D. has served as a Director of the Company since May 1998 and a Director of the Bank since 1992. He is a neurosurgeon and President of Maine Neurosurgery of Bangor and Portland, Maine. Dr. Shubert is a Bangor native who graduated from Tufts University, received an M.D. from George Washington University and a Ph.D. from the University of Minnesota. Dr. Shubert has been active in a number of professional organizations including: president of the Penobscot County Medical Association and president of the Maine Neurosurgical Society.

Continuing Directors

         William C. Bullock, Jr. has served as Chairman of the Company and the Bank since its inception. From 1988 to 1989, he was formerly chairman of Merrill/Norstar Bank, which was a predecessor to Fleet Bank. Prior to the merger of The Merrill Trust Company ("Merrill Bank") and Norstar Bank of Maine in 1988, he served as chairman of the board and president of Merrill Bank, Bangor, and was associated with that company in various capacities from 1969. Mr. Bullock was also an executive vice president and director of Fleet/Norstar Financial Group of Providence, Rhode Island, the holding company for Merrill/Norstar Bank, from 1986 until 1988. Before joining Merrill Bank, Mr. Bullock served in a number of officer positions for Morgan Guaranty Trust Company of New York. He is a graduate of Yale University and attended the graduate school of business at New York University. From 1987 to 1989, Mr. Bullock was a Class A director of the Federal Reserve Bank of Boston. He currently serves as a director of a number of Maine businesses including Bangor Hydro-Electric Company, Bangor, Maine and Eastern Maine Healthcare, Bangor, Maine.

         Edwin N. Clift has served as President and Chief Executive Officer of the Company and the Bank since its inception and he has been involved in organizational activities for the Company and the Bank on a full-time basis since April 1992. From 1991 to 1992, he was executive vice president of Machias Savings Bank, a mutual savings bank in Machias, Maine, where he was responsible for all functions within the bank as directed by the president and the board of directors. He has also served as senior vice president and senior divisional commercial officer at Key Bank, a publicly traded company, where he was responsible for commercial lending and business development activities. Mr. Clift began his banking career at The Merrill Trust Company where he was employed for 24 years with various titles and responsibilities including, senior vice president and senior administrative officer, responsible for the overall administration of the bank's branch system. Mr. Clift is a graduate of Strayer College in Washington, D.C. and the Williams College School of Banking, and attended the University of Maine. In 1998, he was elected to a three year term as a Class A director of the Federal Reserve Bank of Boston. He is a past president of the Independent

Community Bankers Association of Maine and is a director and first vice president of the Maine Bankers Association. Mr. Clift is Chairman of the St. Joseph Healthcare Foundation board of trustees and Chairman of the Maine Committee for Employer Support for the Guard and Reserve. He is a past president of the Bangor Area Breakfast Rotary and has served many other economic, civic, and charitable organizations. He is also a director of Seven Islands Land Company, a privately held company that manages one million acres of certified forest in Maine.

         Joseph H. Cyr has served as a Director of the Company and the Bank since 1992. He has been the owner of John T. Cyr & Sons, Inc., Old Town, Maine, a privately held charter bus service, since 1967. Mr Cyr has been involved in that business since 1962 and became the owner in 1967. He was formerly a director of Norstar Bank in Bangor. He has been active in a number of civic and charitable organizations including: trustee of Husson College; president of the Bangor Area Chamber of Commerce; director of St. Joseph Hospital; and director of the Maine Community Foundation. He is also a director of Bangor Hydro-Electric Company, Bangor, Maine.

         Leonard E. Minsky has served as a Director of the Company and the Bank since 1992. He is the retired president of Superior Paper Products, Inc., a wholesale distributor of institutional and commercial paper and maintenance products, with which he was associated for 42 years. Mr. Minsky is a graduate of the University of Maine and is a former director of Northeast Bank of Bangor. He is active in a number of community organizations including: member of the Board of Visitors for the University of Maine; chairman of the President's Council for University Development; chairman of the University of Maine Patrons of the Arts, a director of Acadia Hospital; and a director of the Maine Community Foundation. He and Norman Minsky are brothers.

         Susan B. Singer has served as a Director of the Company since May 1998 and as a Director of the Bank since 1992. She presently serves as Comptroller and Vice President of MTL, Inc., a family-owned sales, rental and leasing company located in Bangor, with which she has been associated for 18 years. Ms. Singer is a current member of Congregational Beth Israel and a past board member and treasurer. She serves on the board of directors of Eastern Maine Medical Center Auxiliary. She was recently elected to the Y.W.C.A. board of directors.

         Harold S. Wright has served as a Director of the Company and Director and Vice Chairman of the Bank since 1992. He retired as executive vice president of The Merrill Trust Company in 1987 after a 35 year banking career. He is a former Potentate of Anah Temple Shrine, and has served as a director of a number of privately held Maine companies, including Sawyer Management Co., Sherman Lumber Company and Ward Log Homes.

Retiring Director

         Joseph Sewall has served as a director of the Company since 1992 and also served as a Director of the Bank from 1992 to 1996. He is Chairman of James
W. Sewall Company, a forest management, survey and aerial mapping company with which he has been associated since 1945. He is a graduate of Bowdoin College. Mr Sewall served five terms as president of the Maine Senate. He is a former director of Merchants National Bank and Merrill Bancshares, Inc. Mr.
Sewall also serves as a trustee of the Maine Maritime Academy.


================================================================================
The Board of Directors unanimously recommends a vote "For" all of the nominees for election as directors.
================================================================================

                                   PROPOSAL 2

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

                     ---------------------------------------


         The Board of Directors has appointed Berry, Dunn, McNeil & Parker as our independent public auditors for the Company for the fiscal year ending December 31, 1999, and we are asking stockholders to ratify the appointment. A representative of Berry, Dunn, McNeil & Parker is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.


================================================================================
The Board of Directors unanimously recommends a vote "For" the ratification of the appointment of Berry, Dunn, McNeil & Parker as independent auditors for the Company.
================================================================================


               INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

         The Company's Board of Directors currently consists of nine members. The Company's Articles of Incorporation provides that the Board of Directors shall be divided into three classes, as nearly equal in number as possible. The terms of three directors expire at the Annual Meeting.

         The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. The Company's executive officers and management oversee the day-to-day operations of the Company. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board. Our directors also discuss business and other matters with the Chairman and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

         The Board of Directors held 8 regular meetings during the fiscal year ended December 31, 1998. With the exception of Directors Wright and Sewall, each incumbent director attended at least 75% of the meetings of the Board of Directors plus committee meetings on which that particular director served during this period.

Committees of the Board


         The Board of Directors of the Company has established the following committees:

EXECUTIVE                       The Executive Committee considers
COMMITTEE                       strategic, planning and industry issues and is
                                authorized to act as appropriate between meetings of the Board of Directors.

                                Directors Bullock,  Clift, Cyr, Singer, L.
                                Minsky, Shubert, Singer and Wright serve as members of the committee.

                                The Executive Committee did not meet in the 1998 fiscal year.

AUDIT                           The Audit Committee reviews, acts on
COMMITTEE                       and reports to the Board of Directors with
                                respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's independent auditors and the accounting practices of the Company.

                                Directors Hansen, Oldenburg, Shubert, Singer and Wright serve as members of the committee.

                                The Audit Committee met four times in the 1998 fiscal year.

COMPENSATION                    The Compensation Committee determines
COMMITTEE                       the salaries and incentive compensation of the
                                officers of the Bank and provides
                                recommendations for the salaries and incentive compensation of the other employees and the consultants of the Bank. The Compensation
                                Committee also administers the Company's various incentive compensation, stock and benefit plans.

                                The Compensation  Committee consists of
                                Directors L. Minsky, Cyr, Hansen, Shubert and Singer.

                                The Compensation Committee met four times in the 1998 fiscal year.

         The Board of Directors, acting as the nominating committee, met in January, 1999 to select the nominees for election as directors at the Annual Meeting.

Directors' Compensation

     Directors' Fees. Currently, each director of the Company receives the following fees:

o Non-employee directors of the Company receive $100 per month for their attendance at monthly and any special meetings of the Board of Directors.

o Non-employee committee members also receive $50 for each committee meeting that is not held on the same day as the Board of Directors meetings.

     Non-employee directors may elect to have the payment of their directors' fees deferred pursuant to the Directors' Deferred Compensation Plan. Total directors' meeting and committee fees for fiscal 1998 were

$14,755. We do not compensate our employees for service as directors. Directors are also entitled to the protection of certain indemnification provisions in our Articles of Incorporation and Bylaws.

         Stock Option Plan. In addition, our directors are eligible to participate in the Stock Option Plan. This stock benefit plan is discussed under "Executive Compensation -- Stock Option Plan." No options under the Stock Option Plan were granted to any non-employee director during the 1998 fiscal year.

Executive Officers

         The following individuals are executive officers of the Company and hold the offices set forth below opposite their names.


         Name                             Position Held with the Company
         ----                             ------------------------------
         William C. Bullock, Jr.          Chairman
         Edwin N. Clift                   President and Chief Executive Officer
         Deborah A. Jordan                Treasurer

         The following individuals are executive officers of the Bank and hold the offices set forth below opposite their names.

         Name                             Position Held with the Bank
         ----                             ---------------------------
         William C. Bullock, Jr.          Chairman
         Edwin N. Clift                   President/Chief Executive Officer
         Sara E. Carr                     Vice President/Compliance Officer
         Charles W. Hart                  Secretary/Senior Vice President
         Deborah A. Jordan                Senior Vice President/Chief Financial
                                          Officer/Treasurer
         William P. Lucy                  Senior Vice President
         Jane H. Madigan                  Senior Vice President
         George H. Moore, Jr.             Senior Vice President
         Susan L. Rush                    Vice President
         Lynne A. Spooner                 Senior Vice President
         Reginald C. Williams, Jr.        Senior Vice President
         Harold S. Wright                 Vice Chairman

         The Board of Directors elects the executive officers of the Company and the Bank annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.

         Biographical information of executive officers, who are not directors of the Company, is set forth below.

         Deborah A. Jordan, age 33, has served as Senior Vice President and Chief Financial Officer of the Bank and Treasurer of the Company since 1993. From 1987 to 1992, she was employed as an audit manager at Arthur Andersen LLP in Boston. She is a graduate of Husson College and is a Certified Public Accountant. Ms. Jordan serves as a director of Eastern Maine Technical College Foundation and Opportunity Housing, Inc., as well as an advisory board member of Husson College.





                                      -11

         Sara E. Carr, age 56, has served as Vice President and Compliance Officer of the Bank since 1992. She was previously employed as the Merchants Plaza branch manager of Maine National Bank and its predecessor Merchants National Bank, where she worked for 26 years. She is a graduate of Williams College School of Banking, ABA Compliance School and ABA Graduate School of Compliance. Ms. Carr serves on the Family Self-Sufficiency Committee of the Bangor Housing Authority.

         Charles W. Hart, age 59, has served as Senior Vice President and Head of Branch Administration of the Bank since its inception. He has been involved with the Company and the Bank since February 1992. From 1989 to 1991, he was vice president and chief financial officer of Bean & Conquest, Motor Truck & Trailer and Automotive Realty in Hermon, Maine, privately held related companies engaged in the sales and service of heavy duty trucks and accessories. From May 1984 through June 1989, he was vice president of Merrill Bank, where he was in charge of consumer loans at the Merrill Center branch and the indirect lending program. Mr Hart began his 30 year banking career with Merchants National Bank, which was a predecessor to Maine National Bank. Mr. Hart is a graduate of St. Anselm College. He is a member of the Dedham School Board.

         William P. Lucy, age 40, has served as Senior Vice President and Senior Loan Officer of the Bank since 1992. Mr. Lucy began his banking career at Merrill Trust Company in 1981, and he has both commercial lending and branch administration experience. He is a graduate of the University of Maine and Williams College School of Banking. Mr. Lucy is president of the board of the Y.M.C.A., a member of the pension committee of St. Joseph Healthcare Foundation, on the board of New Hope Hospice, a board member of Sewall Holding Company and the Action Committee of 50, as well as an advisory board member for Beal College.

         Jane H. Madigan, age 51, has served as Senior Vice President and Director of Marketing and Human Resources for the Bank since 1992. She is a former educator who began her banking career at Merrill Bank in 1986. Prior to joining the Bank, she was the Public Relations Manager for Fleet Bank of Maine. She is a graduate of Manhattanville College, has a master's degree from the University of Maine, and is a graduate of the ABA School of Bank Marketing. She is a director of the New England School of Banking, the Maine Human Resource Management Association and the Bangor-Brewer YWCA. She is also a member of the Bangor Rotary, a member of the steering committee of Bangor Region Leadership, a former member of the United Way of Eastern Maine, and former president of the Abnaki Girl Scout Council.

         George H. Moore, Jr., age 53, serves as Senior Vice President and Senior Trust and Investment Officer for the Bank. Mr. Moore, who has sixteen years of financial planning, investment management and administrative experience, joined the Bank in 1993 to organize the department. From 1992 to 1993, Mr. Moore served as Trust and Investment Services Officer for Union Trust Company of Ellsworth, Maine. Mr. Moore's other trust and investment banking experience includes several years with The Merrill Trust Company. Mr. Moore is a graduate of the University of Maine and the ABA's National Trust School. He serves on the Planned Giving Committee of St. Joseph Healthcare; was a steering committee member for the Heroes Breakfast, Pine Tree Chapter/American Red Cross; and is a past board member of the Good Samaritan Agency.

         Susan L. Rush, age 42, has served as Vice President of the Bank since 1992. Formerly the internal auditor of the Bank, she has served as Systems Administrator for the Bank since 1997. She has 19 years of banking experience beginning at The Merrill Trust Company and including various responsibilities in the areas of commercial loan, branch management and internal audit. Ms. Rush is a graduate of the University of Maine and the Cannon Bank Audit School.

         Lynne A. Spooner, age 42, has served as Senior Vice President and Head of the Residential Mortgage Department of the Bank since 1992. Ms. Spooner began her banking career at Savings and Loan Association of Bangor in 1977 and brings 21 years of banking experience to her position. She is a graduate of Eastern Maine Technical College. Ms. Spooner serves as first vice president of St. Joseph Hospital Auxiliary, president of the board of the Warren Center for Communication & Learning, on the loan review board of Penquis Community Action Program, and is a member of the Zonta Club in Bangor.

         Reginald C. Williams, Jr., age 53, has served as a Senior Vice President and Head of Operations for the Bank since 1992. Mr. Williams began his banking career at The Merrill Trust Company in 1968 and has experience in bank operations and branch management. He is a graduate of the University of Maine, where he also earned an M.B.A., and he is a graduate of the New England School of Banking. He is actively involved with his church and the Penobscot/Piscataquis Jail Ministry.

Executive Compensation

       The following table sets forth cash and noncash compensation for the fiscal years ended December 31, 1998, 1997 and 1996 awarded to or earned by Edwin N. Clift, the Company's President and Chief Executive Officer.




                                   Summary Compensation Table




                                                                                          Long Term Compensation
                                             Annual Compensation(1)                           Awards Payouts
                                      -----------------------------------   -------------------------------------------------

                                                                Other       Restricted                 LTIP        All Other
                                                                Annual        Stock      Options     Payouts     Compensation
    Name and Principal                                       Compensation     Awards      (#)(2)       ($)          ($)(3)
       Positions             Year     Salary($)  Bonus($)        ($)           ($)
   -------------------       ----     ---------  --------    ------------   ----------   -------     -------     ------------
   Edwin N. Clift,           1998     115,000    40,000          --            --         6,615        --           7,842
      President and          1997     110,000    30,000          --            --          --          --           5,556
      Chief Executive
      Officer                1996     105,000    20,000          --            --        10,755        --           4,557



---------------
(1) Under Annual Compensation, the column titled "Salary" includes base salary, amounts deferred by Mr. Clift under the Company's 401(k) plan (but not matching contributions made by the Company) and payroll deductions for health insurance under the Company's health insurance plan.

(2) The options granted in 1996 are vested and exercisable at $5.33 per share adjusted to reflect the 9:1 stock split and the 3% stock dividend, the 5% stock dividend and the 5% stock dividend declared in 1996, 1997 and 1998, respectively. The 6,615 options granted in 1998 are adjusted to reflect the 9:1 stock split and a 5% stock dividend in 1998, at an exercise price of $6.77.

(3) Includes (1) employer contributions to the 401(k) plan for 1998, 1997 and 1996 as follows: $4,345, $2,705 and $2,142; and (2) dollar value of premiums paid by the Bank with respect to term life insurance and life insurance under the Life Insurance Endorsement Method Split-Dollar Plan Agreement with the executive as follows: $3,497, $2,851 and $2,415.

         Stock Option Plan. The Company provides long-term incentives to executives, employees and directors through the grant of options under the Company's Stock Option Plan (the "Plan"). The Plan is administered by the Compensation Committee which has the authority to select the individuals who will be awarded options and determine the amount and other conditions of such awards subject to the terms of the Plan. The Compensation Committee also determines whether a particular grant of options to an employee will satisfy the qualifications of Section 422 of the Internal Revenue Code of 1986 with respect to incentive stock options ("Qualified Stock Options"). The Plan prohibits non-employee directors from receiving Qualified Stock Options. In addition, the Compensation Committee determines the exercise price for the shares of Common Stock underlying a particular option grant, provided that (i) the exercise price of a

Qualified Stock Option is the fair market value of the underlying Common Stock which must be at least 100% of the book value of the Company's Common Stock on the date the Qualified Stock Option is granted; and (ii) the exercise price of any option granted to an employee or director who owns at least 10% of the Company's stock must be equal to 110% of the fair market value of the underlying Common Stock. The terms and conditions of each option granted is evidenced by a stock option agreement executed by the Company.

         The Plan and options granted under the Plan will automatically terminate upon (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with another corporation whereby the Company does not survive or (iii) a sale of substantially all of the Company's property or eighty percent (80%) of the Company's outstanding stock to another corporation; unless such a transaction includes a written provision providing for the continuation of the Plan or the options granted. If options are terminated because of an event described in item (ii) or (iii), the Company will pay the option holders an amount equal to the number of unvested, underlying shares times the difference between the exercise price per share and the fair market value of each share on the date of termination. This pay out is subject to any restrictions in the Company's Articles of Incorporation or in any financing agreement, indenture or other agreement which binds the Company.


         The following table summarizes the option grants that were made to Edwin N. Clift under the Stock Option Plan during the fiscal year 1998.



                                                        Option/SAR Grants in Fiscal Year 1998

                                                                  Individual Grants
                                                                  -----------------
                                                        Percent of
                                      Number of           Total
                                      Securities       Options/SARs
                                      Underlying        Granted to
                                     Options/SARs      Employees in        Exercise or
                                       Granted         Fiscal Year          Base Price          Expiration
      Name                              (#)(1)              (%)            ($ per Share)          Date
      ----                           ------------      -----------         -------------        -----------
    Edwin N. Clift,
      President and Chief
      Executive Officer   .......        6,615              8.5%               6.77             5/2003


---------------

(1) All options are immediately exercisable upon grant, but subject to forfeiture in the event the executive terminates his employment without the approval of the Company within one year from the date of grant.

         The following table provides information with respect to Mr. Clift concerning the exercise of options during the last fiscal year and the value for "in-the-money" options held by him at year end, which represents the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

     Aggregated Option Exercises in 1998 Fiscal Year and 1998 Fiscal Year End Option/Values



                                                                Number of Securities             Value of Unexercised
                                                               Underlying Unexercised                In-the-Money
                              Shares                           Options/SARs at Fiscal           Options/SARs at Fiscal
                           Acquired on         Value                  Year-end                         Year-end
                             Exercise        Realized                   (#)                               ($)
Name                            (#)             ($)           Exercisable/Unexercisable       Exercisable/Unexercisable(1)
----                       -----------       --------         -------------------------       ----------------------------
Edwin N. Clift               21,000           160,860                54,474 / 0                       339,060 / 0



---------------

(1) Based upon a market price of $11.25 per share at December 31, 1998 minus the exercise price.

Transactions with Certain Related Persons

         Loan Transactions. From time to time the Bank makes mortgage or other loans to its directors. Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), loans to the Company's directors are required to be made on terms substantially the same as those offered in comparable transactions to other persons. Furthermore, FIRREA generally prohibits loans above the greater of $25,000 or 5.0% of the Bank's capital and surplus (up to $500,000) to directors and officers and their affiliates, unless such loans are approved in advance by a disinterested majority of the Board of Directors.

         The Bank has had, and expects to have in the future, various loan and other banking transactions in the ordinary course of business with the directors, executive officers, and principal shareholders of the Bank and the Company (or an associate of such person). All such transactions: (i) have been and will be made in the ordinary course of business; (ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with unrelated persons; and (iii) in the opinion of management do not and will not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 1998, the total dollar amount of extensions of credit to directors, and executive officers identified in "Management -- Directors and Executive Officers", and any of their associates was approximately $5.0 million, which represented approximately 24% of total shareholders' equity at December 31, 1998, and which is below the percentage generally permitted under applicable Federal banking regulations.

         Debentures. Messrs. William C. Bullock and Perry B. Hansen each own Debentures issued by the Company in the original principal amount of $150,000, for a total aggregate original principal amount of $300,000. The debt evidenced by the Debentures is unsecured. Upon the liquidation, dissolution or winding up of the Company, the debt evidenced by the Debentures, including interest earned thereon, will be paid prior to any payments made to holders of Common Stock and Series A Preferred Stock. Interest on the principal amount of debt evidenced by the Debentures accrues at the rate of 1% per annum in excess of the prime rate of interest of BankBoston, N.A., (prime rate was 7.75% as of December 31, 1998). Accrued interest is payable on March 31, June 30, September 30, and December 31 of each year until the Debentures are paid in full or converted into shares of Common Stock. On or prior to September 30, 2002, the holders of the Debentures must convert the entire principal amount thereof into shares of Common Stock of the Company at a conversion rate equal to $4.50 of principal amount of the Debentures for one share of Common Stock subject to adjustment for any further recapitalization of the Common Stock (such as a split or reverse split of Common Stock). The payment of interest and any principal amount under the Debentures is subordinated to the prior payment of the principal and interest on all existing and future obligations of the

Company for money borrowed from any bank, trust company, insurance company, or other financial institution engaged in the business of lending money, whether such senior indebtedness is secured or unsecured or collateralized or not collateralized.

         Other Transactions with Affiliates. The Company's general counsel is the law firm of Gross, Minsky, Mogul and Singal, P.A. Norman Minsky, the clerk of the Company, a director of the Bank and a shareholder of the Company, is of counsel within this firm. The firm also represents the Bank in real estate and commercial loan closings, wherein the Bank's borrower typically pays the legal fees and expenses.

         The Company and the Bank have utilized Bacon Printing Company for certain printing services and to purchase office supplies. John S. Bacon, a Director of the Bank, is President of Bacon Printing Company. During the fiscal years ended December 31, 1998 and 1997, the Company and the Bank paid to Bacon Printing Company for services and office supplies a total of $83,000 and $86,000, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires that the Company's directors, executive officers, and any person holding more than ten percent of the Company's Common Stock file with the SEC reports of ownership changes, and that such individuals furnish the Company with copies of the reports.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

                             ADDITIONAL INFORMATION

Information About Stockholder Proposals

         If you wish to submit proposals to be included in our 1999 proxy statement for the 2000 Annual Meeting of Stockholders, we must receive them by December 22, 1999, pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to which stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. ss.240.14a-8 of the rules and regulations promulgated by the SEC.

     In addition, under the Companys Bylaws, if you wish to nominate a director or bring other business before an annual meeting:


o You must be a stockholder of record and have given timely notice in writing to the Clerk of the Company.

o    Your notice must contain specific information required in our Bylaws.


                                            By Order of the Board of Directors,

                                            /s/ Norman Minsky,
                                            ------------------------------------
                                            Norman Minsky,
                                            Clerk


Bangor, Maine
March 15, 1999


         ----------------------------------------------------------------
        | To assure that your shares are represented at the Annual       |
        | Meeting, please complete, sign, date and promptly return the   |
        | accompanying proxy card in the postagepaid envelope            |
        | provided.                                                      |
         ----------------------------------------------------------------

P90337

Merrill Merchants Bancshares, Inc.                               REVOCABLE PROXY



                This Proxy is solicited on behalf of the Board of
                 Directors of Merrill Merchants Bancshares, Inc.
                  for the Annual Meeting of Stockholders to be
                             held on April 15, 1999.

           The undersigned stockholder of Merrill Merchants Bancshares, Inc. hereby appoints Edwin N. Clift and Deborah A. Jordan, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Merrill Merchants Bancshares, Inc. held of record by the undersigned on February 26, 1999, at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 5:30 p.m., Eastern Standard Time, on April 15, 1999, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 1999 Annual Meeting of Stockholders and Proxy Statement, dated March 15, 1999, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

           This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposal listed in Item 2.

            PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
The Board of Directors unanimously recommends a vote "FOR" all of the nominees named in Item 1 and a vote "FOR" the proposal in Item 2.
--------------------------------------------------------------------------------

Please mark your vote as |X|
indicated in this example.


I will attend the        |_|
Annual Meeting.



1.    Election of three Directors for                 FOR
      terms of three years each.                 All nominees
      Nominees: Dennis L. Shubert,                (except as         WITHHOLD
      M.D.,  Frederick A. Oldenburg,               otherwise          for all
      Jr., M.D. and Perry B. Hansen               indicated)         nominees
                                                      |_|               |_|
      Instruction: TO WITHHOLD
      AUTHORITY to vote for any
      individual nominee, write that
      nominee's name in the space
      provided:

      -----------------------------------


2.  Ratification of the appointment of
    Berry, Dunn, McNeil & Parker as            FOR        AGAINST      ABSTAIN
    independent auditors for the fiscal        |_|          |_|          |_|
    year ending December 31, 1999.


The undersigned hereby acknowledges receipt of the Notice of the 1999 Annual Meeting of Stockholders and the Proxy Statement, dated March 15, 1999 for the 1999 Annual Meeting.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Signature(s)


Dated:____________________________________________________________ , 199__
Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.